     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                               VISX, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                                      06-1161793
            (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
                      INCORPORATION
                   OR ORGANIZATION)

                            3400 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                1995 STOCK PLAN
                           1995 DIRECTOR OPTION PLAN
                          1996 SUPPLEMENTAL STOCK PLAN
                           (FULL TITLE OF THE PLANS)

                                 MARK B. LOGAN
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               VISX, INCORPORATED
                            3400 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                            KATRINA J. CHURCH, ESQ.
                               VISX, INCORPORATED
                            3400 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 733-2020

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE            AMOUNT TO BE     OFFERING PRICE  AGGREGATE OFFERING     AMOUNT OF
REGISTERED(1)                         REGISTERED        PER SHARE          PRICE(2)      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
1995 Stock Plan
  Common Stock, $0.01 par value...     2,246,703          $22.50        $50,550,817.50      $15,318.43
----------------------------------------------------------------------------------------------------------
1995 Director Option Plan
  Common Stock, $0.01 par value...      250,000           $22.50        $5,625,000.00       $ 1,704.55
----------------------------------------------------------------------------------------------------------
1996 Supplemental Stock Plan
  Common Stock, $0.01 par value...      188,000           $22.50        $4,230,000.00       $ 1,281.82
----------------------------------------------------------------------------------------------------------
          Total Registration Fee........................................................     $18,304.80
==========================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act, on the basis of the average of the high and low selling prices per share of Common Stock on March 21, 1997 as reported on the Nasdaq National Market.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 filed pursuant to Section 13 of the Exchange Act.

          (c) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A/A filed pursuant to
     Section 12 of the Exchange Act on November 13, 1995.

          (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933. The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The form of such indemnification agreement has been approved by the Company's stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  5.1    Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to the legality of securities being registered
 10.1    1995 Stock Plan
 10.2    1995 Director Option Plan
 10.3    1996 Supplemental Stock Plan
 23.1    Consent of Arthur Andersen LLP, Independent Auditors
 23.2    Consent of Wilson, Sonsini, Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)
 24.1    Power of Attorney

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on March 26, 1997.

                                          VISX, INCORPORATED

                                          By:        /s/ MARK B. LOGAN

                                          --------------------------------------
                                              Mark B. Logan, Chairman of the
                                          Board,
                                              President and Chief Executive
                                          Officer

                                          By:      /s/ TIMOTHY R. MAIER

                                          --------------------------------------
                                              Timothy R. Maier, Vice President
                                          and
                                              Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Logan and Timothy R. Maier, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                 TITLE                   DATE
-----------------------------------------------  -----------------------------  ---------------

               /s/ MARK B. LOGAN                 Chairman and Chief Executive   March 26, 1997
-----------------------------------------------  Officer of the Board,
                 Mark B. Logan                   (Principal Executive
                                                 Officer)*

             /s/ TIMOTHY R. MAIER                Vice President and             March 26, 1997
-----------------------------------------------  Chief Financial Officer
               Timothy R. Maier                  (Principal Financial and
                                                 Accounting Officer)

            /s/ ELIZABETH H. DAVILA              Director*                      March 26, 1997
-----------------------------------------------
              Elizabeth H. Davila

                                                 Director*                      March   , 1997
-----------------------------------------------
                Glendon French

             /s/ JOHN W. GALIARDO                Director*                      March 26, 1997
-----------------------------------------------
               John W. Galiardo

            /s/ RICHARD B. SAYFORD               Director*                      March 26, 1997
-----------------------------------------------
              Richard B. Sayford

---------------
* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant. Option grants under the 1995 Director Option Plan, however, are automatic.

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  5.1    Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to the legality of securities being registered
 10.1    1995 Stock Plan
 10.2    1995 Director Option Plan
 10.3    1996 Supplemental Stock Plan
 23.1    Consent of Arthur Andersen LLP, Independent Auditors
 23.2    Consent of Wilson, Sonsini, Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)
 24.1    Power of Attorney